Exhibit 99.1

EXHIBIT B

MONTHLY CERTIFICATEHOLDERS STATEMENT
CAPITAL ONE MASTER TRUST
SERIES 2002-CC

Pursuant to the Master Pooling and Servicing Agreement dated as of September 30, 1993 (hereinafter as such agreement may have been or may be from time to time, supplemented, amended or otherwise modified, the “Pooling and Servicing Agreement”), among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer, and The Bank of New York, as trustee (the “Trustee”), Capital One as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the “Trust”) during the previous month.  The information which is required to be prepared with respect to the Distribution Date of June 16, 2003, and with respect to the performance of the Trust during the month May, 2003 is set forth below.  Certain of the information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a “Certificate”).  Certain other information is presented based on the aggregate amounts for the Trust as a whole.  Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

CAPITAL ONE MASTER TRUST (RECEIVABLES)*

Beginning of the Month Principal Receivables :	27,356,673,468.68
Beginning of the Month Finance Charge Receivables :	804,646,794.89
Beginning of the Month Discounted Receivables :	0.00
Beginning of the Month Total Receivables :	28,161,320,263.57

Removed Principal Receivables :	0.00
Removed Finance Charge Receivables :	0.00
Removed Total Receivables :	0.00

Additional Principal Receivables :	347,376,837.49
Additional Finance Charge Receivables :	12,384,000.40
Additional Total Receivables :	359,760,837.89

Discounted Receivables Generated this Period	0.00

End of the Month Principal Receivables :	27,420,965,567.45
End of the Month Finance Charge Receivables :	808,035,182.08
End of the Month Discounted Receivables :	0.00
End of the Month Total Receivables :	28,229,000,749.53

Excess Funding Account Balance	0.00
Adjusted Invested Amount of all Master Trust Series	24,547,693,358.49

End of the Month Seller Percentage	10.48%

CAPITAL ONE MASTER TRUST (DELINQUENCIES AND LOSSES)

	ACCOUNTS	RECEIVABLES
End of the Month Delinquencies :
30 - 59 Days Delinquent	357,058	438,569,307.05
60 - 89 Days Delinquent	213,448	289,882,676.47
90 + Days Delinquent	439,886	650,214,639.49

Total 30 + Days Delinquent	1,010,392	1,378,666,623.01

Delinquencies 30 + Days as a Percent of End of the Month Total Receivables		4.88%

Defaulted Accounts During the Month	173,905	169,101,129.67

Annualized Default Rate as a Percent of Beginning of the Month Principal Receivables		7.32%

* For calculation purposes Beginning of Month Principal Receivables includes Additional Principal Receivables.

CAPITAL ONE MASTER TRUST (COLLECTIONS)

	COLLECTIONS	PERCENTAGES
Total Collections and Gross Payment Rate**	5,044,446,506.14	17.69%

Collections of Principal Receivables and Principal Payment Rate	4,564,337,838.85	16.48%

Prior Month Billed Finance Charge and Fees	347,797,106.00
Amortized AMF Income	27,134,009.72
Interchange Collected	60,574,550.57
Recoveries of Charged Off Accounts	46,237,932.00
Collections of Discounted Receivables	0.00

Collections of Finance Charge Receivables and Annualized Yield	481,743,598.29	20.87%

CAPITAL ONE MASTER TRUST (AMF COLLECTIONS)

Beginning Unamortized AMF Balance
+ AMF Slug		137,031,629.27
+ AMF Collections	2,720,345.08
- Amortized AMF Income	25,499,078.72
Ending Unamortized AMF Balance	27,134,009.72
		138,117,043.35

** Total Collections and Gross Payment Rate is calculated as a Percent of Beginning of Month Total Receivables which includes Additional Total Receivables.

CAPITAL ONE MASTER TRUST :  SERIES 2002-CC (Floating Allocation Amount)

Floating Allocation Amount	4,111,676,809.74
Floating Allocation Percentage	14.841428%
Finance Charge Collections Allocated	71,497,631.55
Available Funds	68,927,833.55

Excess Finance Charge of Series 2002-CC	31,925,036.47
Total Excess Finance Charge for All Series in Group 1	153,281,259.85
Finance Charge Shortfall for Series 2002-CC	0.00
Finance Charge Shortfall for All Series in Group 1	247,560.75
Excess Finance Charge Allocated to Series 2002-CC	0.00

CAPITAL ONE MASTER TRUST : SERIES 2002-CC (Principal Allocation Amount)

Principal Allocation Amount	4,111,676,809.74
Principal Allocation Percentage	14.841428%
Principal Collections Allocated	677,412,935.52

Series 2002-CC Monthly Principal Payment	0

Shared Principal Collection (excess principal) of Series 2002-CC	677,412,935.52
Total Shared Principal Collection (excess principal) for All Series in Group 1	4,214,480,284.12
Principal Shortfall for Series 2002-CC	0.00
Principal Shortfall for All Series in Group 1	0.00
Shared Principal Collections Allocated to Series 2002-CC	0.00

MONTHLY SERVICER’S CERTIFICATE

CAPITAL ONE BANK

CAPITAL ONE MASTER TRUST

SERIES 2002-CC

The undersigned, a duly authorized representative of Capital One Bank, as Servicer, pursuant to the Pooling and Servicing Agreement dated as of September 30, 1993 (as amended and supplemented, the “Agreement”, as supplemented by the Series 2002-CC Supplement (as amended and supplemented, the “Series Supplement”), among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer, and The Bank of New York, as Trustee, does hereby certify as follows:

1.   Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement, as applicable.

2.   Capital One Bank is, as of the date hereof, the Servicer under the Agreement.

3.   The undersigned is a Servicing Officer.

4.   This Certificate relates to the Distribution Date occurring on June 16, 2003.

5.   As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects under the Agreement through the Monthly Period preceding such Distribution Date.

6.   As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event occurred on or prior to such Distribution Date.

7.   As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the receivables other than pursuant to the Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this tenth day of June, 2003.